Exhibit 99.1
INTRODUCTION TO RELEASE AGREEMENT
Read Carefully — Your Legal Rights Will Be Affected
     After discussions with my employer, First Acceptance Corporation, I have decided that, effective December 31, 2007, I am resigning my employment. This agreement is offering me additional benefits in the form of severance payments to which I may not otherwise be entitled, in return for my waiving certain legal rights.
     I understand that this agreement waives certain legal rights I may have, as detailed below, and that I should have a lawyer look at this for me. I also understand that I have a 21-day period of time to consider this agreement, which consideration period I can waive, and that I have a 7-day period even after I sign it to change my mind and revoke the agreement, which period I cannot waive. I understand that this agreement will not become effective until after the reconsideration period has expired and only in the event I do not change my mind and revoke the agreement. The details of this agreement are as follows:
RELEASE AGREEMENT
     THIS RELEASE AGREEMENT (this “Release”) is entered into effective as of the 31st day of December, 2007, by and between Thomas M. Harrison, Jr. (“Executive”) and First Acceptance Corporation, a Delaware corporation (the “Company”) (hereinafter sometimes collectively referred to as the “Parties”). In consideration of the mutual promises and covenants contained in this Release, Executive and the Company contract and agree as follows:
     1. Termination of Employment. The Parties acknowledge that Executive’s employment with Company will terminate on December 31, 2007, which shall be Executive’s Date of Termination. The Company has agreed, as consideration for this Agreement, to provide Executive with the benefits to which he would be entitled if his termination were considered a resignation for “Good Reason” as defined in the Employment Agreement between the parties made as of April 30, 2004, as amended (the “Employment Agreement”).
     2. Payment and Benefits. The Company will provide Executive with
     (a) Payment of his Base Salary through the Date of Termination, less legal withholding;
     (b) Compensation in accordance with Company policy, for any accrued and unused vacation as of the Date of Termination, less legal withholding;
     (c) Reimbursement for expenses incurred by Executive in the course of performing his duties and responsibilities through the Date of Termination;
     (d) Payment of any accrued and unpaid bonus owed to Executive as of the Date of Termination;
     (e) Payment of his Base Salary, payable in regular installments, less legal withholding, in accordance with the Company’s general payroll practices, for the period beginning on the Date of Termination and continuing through December 31, 2009 (the “Severance Period”),

     (f) Payment of a lump sum amount, for each 12-month period that falls within the Severance Period, payable on the last business day of each such 12-month period, equal to the Annual Bonus paid to Executive for the 2007 fiscal year, and
     (g) The opportunity to continue to participate during the Severance Period (at the Company’s expense to the same extent as participation for other members of the Company’s senior management is at the Company’s expense) in all employee benefit programs made generally available to the Company’s senior management (other than bonus and incentive compensation plans) to the extent permitted under the terms of such programs and under applicable law (it being understood that if Executive is unable to participate in any such plan by reason of prohibitions under the terms of such programs or under applicable law, the Company shall, in lieu of such participation, pay to Executive an amount in cash equivalent to the value of such participation).
     Following the Severance Period, Executive shall have the right to participate (at the Executive’s sole cost and expense and to the same extent as other members of the Company’s senior management participate) in all employee benefit programs made generally available to the Company’s senior management (other than bonus and incentive compensation plans) to the extent permitted under the terms of such programs and under applicable law.
     Notwithstanding the foregoing, in the event that the Company determines that Executive has breached any provision of Section 5, Section 6 or Section 7 of his Employment Agreement, without limiting any other remedies that may be available to it, the Company may withhold from payment of amounts otherwise due under clauses (e), (f) and (g) of this Section an amount equal to the Company’s estimated damages as result of any such breach (the “Estimated Damages”), which amount may be held by the Company pending settlement of the alleged breach or final determination by a court of competent jurisdiction of the actual damages to the Company resulting from any such breach (the “Actual Damages”). If the Actual Damages are greater than the Estimated Damages, then, without limiting any other remedies that may be available to it, the Company shall be entitled to withhold from any future payment of amounts otherwise due under clauses (e), (f) and (g) of this Section an amount equal to the Actual Damages minus the Estimated Damages; conversely, if the Estimated Damages are greater than the Actual damages, then the Company shall pay to Executive an amount equal to the Estimated Damages minus the Actual Damages.
     Executive and the Company acknowledge and agree that the stock option held by Executive pursuant to that certain Nonqualified Stock Option Agreement, dated April 30, 2004, between the Company and Executive (the “Option Agreement”) shall be fully vested and exercisable following the Executive’s Date of Termination as described in Section 3(a)(iii) of the Option Agreement. The payments and benefits set forth herein are the Severance Benefits.
     3. Acknowledgment of Consideration. Executive hereby acknowledges that the consideration for entering into this Release is the Severance Benefits, to which he may not have otherwise been entitled in whole or in part, absent his signing this Agreement.
     4. No Admission of Liability. The Parties agree and acknowledge that this Release shall not be construed as and does not constitute any admission by the Company of any liability,

fault, or wrongdoing or of any violation of any state or federal laws or regulations prohibiting employment discrimination, retaliation, breach of contract, wrongful discharge, or any other statutory or common law rights, obligations, or provisions.
     5. Release. Except as provided for in this Release, Executive does hereby release and forever discharge for Executive and Executive’s heirs, executors, personal representatives, successors, administrators, agents and assigns (all collectively referred to as the “Releasing Parties”), the Company, and its affiliates, subsidiaries, predecessors, successors, and assigns together with each of their agents, shareholders, directors, members, officers, executives, representatives, associates, and attorneys (in whatever capacity) (all collectively referred to as the “Released Parties”) from any and all legal liabilities, responsibilities, causes of action, claims, contracts, debts, wages, benefits, demands, obligations, grievances, contracts, and/or agreements, whatsoever, in law or in equity, in federal or state court, asserting or seeking recovery of damages for any claim whatsoever including, but not limited to, any claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Tennessee Human Rights Act, or any other federal, state, or local laws prohibiting employment discrimination, retaliation, wrongful discharge, violation of public policy, and/or breach of contract, which Executive, Executive’s heirs, executors, personal representatives, successors, administrators, agents or assigns has, had, or may have had against the Released Parties relating in any way to or arising out of Executive’s employment with the Company and/or Executive’s separation from employment with the Company (all collectively referred to as the “Released Claims”).
     6. Representations and Warranties. Executive represents and warrants that Executive has not heretofore assigned, transferred, or attempted or purported to assign or transfer to any person, firm, corporation or any other entity, any of the Released Claims. Executive also represents and warrants that Executive has not filed and knows of no lawsuits, complaints, or charges filed on Executive’s behalf against the Company or any of the Released Parties. Executive further represents that throughout his employment he received all leave to which he was entitled, and he was properly compensated for all hours worked.
     7. Consideration Period. Executive has been advised by the Company of Executive’s right to seek the assistance of legal counsel during the negotiation and execution of this Release. Executive also acknowledges that Executive has had a period of up to twenty-one (21) days in which to consider entering into this Release and, as evidenced by Executive’s signature below, acknowledges that Executive has had the opportunity to read and review this Release and seek legal advice and now, freely, voluntarily, and without coercion agrees to and understands the significance and consequences of its terms.
     8. Revocation Period. Executive acknowledges that, following the execution date of this Release, he has a period of seven (7) days within which to revoke Executive’s acceptance of the Release (the “Revocation Period”), in which case this Release shall have no legal effect. No Severance Benefits shall be paid to Executive pursuant to the Severance Agreement until the expiration of the Revocation Period. Executive further understands that, should Executive not exercise Executive’s right to revoke this Release within seven (7) days of execution, this Release shall be held in full force and effect. Executive’s revocation, if any, must be delivered to the Chief Executive Officer of the Company.
     9. Nondisparagement. Executive agrees that he will not disparage any of the Released Parties or the Company. The Company agrees that it will not, and will direct its representatives not to, disparage Executive.
     10. Cooperation. Executive agrees to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding. Executive understands and agrees that his cooperation may include, but not be limited to, making himself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into his possession all at times and on schedules that are reasonably consistent with his other permitted activities and commitments. Executive understands that in the event the Company asks for his cooperation in accordance with this provision, the Company will reimburse Executive solely for reasonable travel expenses, including lodging and meals, upon his submission of receipts.
     11. Miscellaneous Provisions.
     (a) Executive acknowledges and agrees that he will continue to be subject to the terms and conditions of the Employment Agreement, including, but not limited to, the restrictions contained in Sections 5, 6 and 7 of the Employment Agreement.
     (b) This Release is executed and delivered within the State of Tennessee, and all questions relating to its validity, interpretation, performance, and enforcement of its obligations shall be governed by, construed, and enforced in accordance with the laws of the State of Tennessee applicable to such Release, notwithstanding any conflicts of law doctrines of any jurisdiction to the contrary, and without the aid of any custom or rule of law requiring construction against the drafter.
     (c) This Release may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be part of the same agreement which shall be deemed as executed and delivered within the State of Tennessee.
     (d) This Release shall not be modified, altered, or amended except by mutual agreement evidenced by a writing signed by both Parties and specifically identified by both Parties as an amendment to this Release.
     (e) Except as specifically provided above, this Release shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.
     (f) If any provision or any part of a provision of this Release is deemed to be unenforceable by any court of competent jurisdiction, then the Parties agree that such provision shall be severed from this Release and the remainder of this Release shall remain in full force and effect.
EXECUTED as of the 31st day of December, 2007.

Thomas M. Harrison, Jr.		First Acceptance Corporation
/s/ Thomas M. Harrison, Jr.	By: Name: Title:	/s/ Edward Pierce Edward Pierce Chief Financial Officer

REVOCATION OF AGREEMENT
     I wish to revoke the Release Agreement which I signed effective December 31, 2007. I understand that by revoking the Agreement I will not be entitled to any of the severance benefits offered to me in connection with the termination of my employment.
     DATED this ___day of ____________, 2007.

NOTE: In the event Executive wishes to revoke acceptance of this Agreement, this notice of such revocation must be received by First Acceptance Corporation within 7 days after signing the Agreement. The Revocation must be faxed to Edward Pierce at (615) 844-1289 or may be hand-delivered to him at the corporate offices of Company.